UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2012 (August 13, 2012)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues Boyertown, PA 19512
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01         Regulation FD Disclosure.

National Penn Bancshares, Inc’s. (NASDAQ: NPBC) wholly-owned subsidiary National Penn Bank (collectively referred to as the “Company”) completed its restructuring of $400 million of fixed rate borrowings with the Federal Home Loan Bank of Pittsburgh (“FHLB”) on August 13, 2012.  The restructured FHLB borrowings carried a weighted-average fixed rate of interest of 4.59% and had a weighted-average remaining maturity of five years.  New borrowings obtained by National Penn Bank from the FHLB in connection with the restructuring total $400 million and mature in September 2019. Additionally, the new FHLB borrowings are callable, at the option of the Company, during the first and second quarter of 2013.

The Company expects that the restructuring will reduce current annual interest expense, as reported in the Company’s consolidated financial statements, by approximately $5 million and improve net interest margin by approximately 10 basis points.  This transaction reduces the Company’s asset sensitive position, which management believes is prudent considering the Federal Reserve’s guidance for a prolonged low interest rate environment. Upon the completion of this transaction, the Company will remain asset sensitive in various interest rate simulations, and, as a result, net interest income would increase from rising interest rates.

           The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Cautionary Statement Regarding Forward-Looking Information

This Current Report contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “would,” “should,’’ “project,” ”could,” “plan,’’ “goal,” “potential,” “pro forma,” “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries. The Company cautions readers not to place undue reliance on these statements.

The Company’s business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: regulatory requirements or other actions mandated by the Company’s regulators recent and ongoing changes to the state and federal regulatory schemes under which the Company and other financial services companies operate (including the Dodd-Frank Act and regulations adopted or to be adopted to implement that Act), deterioration in the credit quality of loans, the effect of credit risk exposure, the geographic concentration of the Company’s operations, declines in the value of the Company’s assets and the effect of any resulting impairment charges, the Company’s ability to raise capital and maintain capital levels, increases in operating costs (including those mandated by the Company’s regulators), competition for personnel and from other financial institutions, variations in interest rates, interruptions or breaches of the Company’s security systems, the development and maintenance of the Company’s information technology, the ability of the Company and its subsidiaries to pay dividends, and the nature and frequency of litigation and other similar proceedings to which the Company may be a party . These risks and others are described in greater detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as in the Company’s Quarterly Reports on Form 10-Q and other documents filed by the Company with the Securities and Exchange Commission. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	August 14, 2012	By:	/s/ Scott V. Fainor
			Name:	Scott V. Fainor
			Title:	President and Chief Executive Officer